Exhibit 99.1

PORT ANGELES, Wash., October 29, 2026 (GLOBE NEWSWIRE)

First Northwest Bancorp Reports Third Quarter 2026 Financial Results

First Northwest Bancorp (Nasdaq: FNWB) ("First Northwest" or the "Company"), the holding company for First Fed Bank ("First Fed" or the "Bank"), today reported its financial results for the third quarter and nine months ended September 30, 2026. The Company reported a net loss of $743,000 for the third quarter of 2026, compared to net income of $308,000 for the second quarter of 2026 and net income of $802,000 for the third quarter of 2025. Basic and diluted loss per share were $0.08 for the third quarter of 2026, compared to basic and diluted income per share of $0.03 for the second quarter of 2026 and basic and diluted income per share of $0.09 for the third quarter of 2025.

Management Outlook; President and Chief Executive Officer, Curt Queyrouze:

"We are encouraged by the continued momentum in our core banking franchise during the third quarter, including stable net interest income, modest net interest margin expansion and growth in customer deposits. These results reflect the progress we are making to enhance our funding mix and strengthen the balance sheet. Although reported results were affected by a higher provision for credit losses and the settlement of a previously disclosed legal matter, nonperforming loans declined and allowance coverage improved. With a stable capital position and several strategic and operational initiatives underway, we believe we are building a stronger foundation for improved profitability and long-term shareholder value."

2026 FINANCIAL RESULTS	3Q 26	2Q 26	3Q 25	2026 YTD	2025 YTD
OPERATING RESULTS (in millions)
Net (loss) income	$(0.7)	$0.3	$0.8	$(0.4)	$(4.6)
Net interest income	14.3	14.2	14.6	42.9	42.6
Provision for credit losses	0.7	(0.5)	(0.7)	0.3	6.8
Noninterest income	2.2	2.0	2.0	6.2	7.9
Noninterest expense	17.3	16.4	17.4	50.4	50.2
PER SHARE DATA
Basic and diluted (loss) earnings	$(0.08)	$0.03	$0.09	$(0.05)	$(0.52)
Book value	15.65	16.66	16.33	15.65	16.33
Tangible book value (1)	15.52	16.52	16.18	15.52	16.18
BALANCE SHEET (in millions)
Total assets	$2,143	$2,125	$2,111	$2,143	$2,111
Total securities available for sale	310	287	283	310	283
Total loans	1,594	1,613	1,623	1,594	1,623
Total customer deposits	1,576	1,549	1,549	1,576	1,549
Total brokered deposits	59	59	104	59	104
Total shareholders' equity	149	158	155	149	155
ASSET QUALITY
Annualized net charge-offs
to average outstanding loans	0.11%	0.04%	0.37%	0.07%	0.90%
Nonperforming assets to total assets	0.98	1.05	0.70	0.98	0.70
Allowance for credit losses on loans
to total loans	1.03	1.01	1.00	1.03	1.00
Nonaccrual loan coverage ratio	82.41	78.68	121.17	82.41	121.17

(1)	Non-GAAP financial measure; see "Additional Information - Non-GAAP Financial Measures" later in this release for definitions and a reconciliation to the most comparable GAAP financial measure.

Third Quarter Insights:

•	Growth of $27.0 million in customer deposits during the current quarter improved the funding mix.
•	Additional investment security purchases during the third quarter of 2026 drove the increase in total assets and partially offset a decline in total loans from the preceding quarter.
•	Net interest margin improved to 2.96% for the current quarter compared to 2.95% in the second quarter of 2026, and 2.91% for the third quarter of 2025.
•	First Fed remains well capitalized with a total risk-based capital ratio of 13.3% for the current quarter, 13.4% for the second quarter of 2026, and 13.7% for the third quarter of 2025.

Selected Quarterly Financial Ratios:

	As of or For the Quarter Ended					As of or For the Nine Months Ended September 30,
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	2026	2025
Performance ratios: (1)
Return on average assets	-0.14%	0.06%	0.00%	0.07%	0.15%	-0.03%	-0.28%
Return on average equity	-1.87	0.78	0.02	0.96	2.10	-0.36	-4.03
Net interest margin (2)	2.96	2.95	3.03	3.00	2.91	2.98	2.83
Efficiency ratio (3)	105.0	101.3	101.4	92.0	104.9	102.6	99.2
Equity to total assets	6.95	7.45	7.36	7.46	7.32	6.95	7.32
Tangible performance ratios: (1)
Tangible common equity to tangible assets (4)	6.89%	7.39%	7.30%	7.40%	7.26%	6.89%	7.26%
Return on average tangible common equity (4)	-1.89	0.79	0.02	0.97	2.12	-0.37	-4.07
Capital ratios (First Fed): (5)
Tier 1 leverage	9.6%	9.6%	9.6%	9.5%	9.3%	9.6%	9.3%
Common equity Tier 1	12.3	12.4	12.4	12.5	12.7	12.3	12.7
Total risk-based	13.3	13.4	13.5	13.6	13.7	13.3	13.7

(1)	Performance ratios are annualized, where appropriate.
(2)	Net interest income divided by average interest-earning assets.
(3)	Total noninterest expense as a percentage of net interest income and total other noninterest income.
(4)	Non-GAAP financial measure; see "Additional Information - Non-GAAP Financial Measures" later in this release for definitions and a reconciliation to the most comparable GAAP financial measure.
(5)	Current period capital ratios are preliminary and subject to finalization of the FDIC Call Report.

Net Interest Income and Margin

Total interest income increased $134,000 to $25.6 million for the third quarter of 2026, compared to $25.5 million for the preceding quarter, and decreased $1.3 million compared to $26.9 million in the third quarter of 2025. Interest income increased during the third quarter of 2026 primarily due to 2026 purchases of investment securities. Average investment securities balances and yields increased compared to the preceding quarter as a result of these purchases. Average consumer and commercial business loan balances increased while average real estate loan balances decreased over the preceding quarter. The yield on interest-earning assets was flat at 5.30% for both the second and third quarters of 2026 as additional income from higher-yielding investment securities and deposits in banks offset a small decline in interest from loans receivable.

Total interest expense was flat at $11.3 million for the second and third quarters of 2026, and decreased $1.1 million compared to $12.3 million in the third quarter of 2025. The deposit mix changed in the third quarter of 2026 with slightly higher rates paid on customer deposits offset by lower average balances on borrowings. As a result of third quarter changes, the total cost of funds decreased 1 basis point to 2.41% compared to the preceding quarter.

The net interest margin increased to 2.96% for the third quarter of 2026, from 2.95% for the preceding quarter and increased from 2.91% for the third quarter of 2025.

Noninterest Income and Expense

Noninterest income increased $169,000 to $2.2 million for the third quarter of 2026, compared to $2.0 million for the second quarter of 2026. The increase was primarily due to a nonrecurring gain recognized upon exercising a historic tax credit partnership redemption option, partially offset by a decline in the valuation of servicing rights on sold loans.

Noninterest expense increased $922,000 to $17.3 million for the third quarter of 2026, compared to $16.4 million for the preceding quarter. The increase was primarily due to a nonrecurring $1.3 million expense for the settlement of the litigation previously disclosed in the Company’s Form 8-K filed September 18, 2026. This increase was partially offset by lower consulting fees recorded in professional fees. Legal fees remain elevated due to the timing of the settlement in the quarter and the Company’s defense of other ongoing legal matters.

Allowance for Credit Losses on Loans ("ACLL") and Credit Quality

The ACLL increased $79,000 to $16.4 million at September 30, 2026, from $16.3 million at June 30, 2026. The ACLL as a percentage of total loans was 1.03% at September 30, 2026, an increase from 1.01% at June 30, 2026, and an increase from 1.00% at September 30, 2025. A $532,000 loan provision expense for the quarter ended September 30, 2026, was the result of $453,000 in net charge-offs and a $264,000 increase in reserves on individually evaluated loans, partially offset by a $185,000 decrease in the overall pooled loan reserve. The change in pooled loan reserve was driven by lower loss factors applied to multi-family and auto loans combined with decreased loan balances in commercial business loans.

Nonperforming loans decreased $842,000 to $19.9 million at September 30, 2026, from $20.7 million at June 30, 2026. Current quarter activity included principal payments totaling $1.4 million and net charge-offs on nonperforming loans totaling $419,000. The decreases were partially offset by the transition into nonaccrual status of loans totaling $1.0 million across multiple loan categories. ACLL to nonperforming loans increased slightly to 82% at September 30, 2026, from 79% at June 30, 2026, reflecting a higher ACLL balance and lower nonperforming loan balances.

Classified loans increased $593,000 to $26.1 million at September 30, 2026, from $25.5 million at June 30, 2026, primarily due to $2.5 million of new downgrades across multiple loan categories. The increase was partially offset by principal payments totaling $1.4 million and net charge-offs totaling $419,000. Four collateral-dependent loans totaling $17.4 million account for 67% of the classified loan balance at September 30, 2026.

	For the Quarter Ended
ACLL ($ in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Balance at beginning of period	$16,309	$16,823	$16,987	$16,203	$18,345
Charge-offs:
Commercial real estate	—	—	(3)	(329)	(656)
Construction and land	(110)	(200)	(171)	(1,027)	(483)
Auto and other consumer	(171)	(125)	(276)	(123)	(106)
Commercial business	(273)	(34)	(133)	(964)	(1,005)
Total charge-offs	(554)	(359)	(583)	(2,443)	(2,250)
Recoveries:
Commercial real estate	—	—	—	—	6
Auto and other consumer	91	109	50	34	47
Commercial business	10	73	382	2,727	675
Total recoveries	101	182	432	2,761	728
Net loan (charge-offs) recoveries	(453)	(177)	(151)	318	(1,522)
Provision for (recapture of) credit losses on loans	532	(337)	(13)	466	(620)
Balance at end of period	$16,388	$16,309	$16,823	$16,987	$16,203

Average total loans	$1,578,190	$1,604,872	$1,613,526	$1,622,476	$1,650,340
Annualized net charge-offs (recoveries) to average outstanding loans	0.11%	0.04%	0.04%	-0.08%	0.37%

Asset Quality ($ in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Nonaccrual loans:
One-to-four family	$1,608	$1,627	$2,521	$2,272	$2,345
Multi-family	17	—	—	—	—
Commercial real estate	9,213	9,449	9,619	9,745	3,439
Construction and land	3,598	4,164	4,164	5,146	6,037
Home equity	158	159	53	53	9
Auto and other consumer	1,018	1,332	1,280	1,086	1,072
Commercial business	4,274	3,997	4,062	4,293	470
Total nonaccrual loans	19,886	20,728	21,699	22,595	13,372
Other real estate owned	1,101	1,568	1,380	1,380	1,377
Total nonperforming assets	$20,987	$22,296	$23,079	$23,975	$14,749

Nonaccrual loans as a % of total loans	1.25%	1.28%	1.33%	1.39%	0.82%
Nonperforming assets as a % of total assets (1)	0.98	1.05	1.08	1.14	0.70
ACLL as a % of total loans	1.03	1.01	1.03	1.04	1.00
ACLL as a % of nonaccrual loans	82.41	78.68	77.53	75.18	121.17
Total past due loans to total loans	1.44	1.09	1.18	1.21	0.88

(1)	Nonperforming assets consists of nonperforming loans (which include nonaccruing loans and accruing loans more than 90 days past due), other real estate owned and repossessed assets.

Financial Condition and Capital

Continued disciplined balance sheet management and deposit growth resulted in reduced reliance on higher-cost brokered deposits while maintaining stable capital levels.

Investment securities increased $23.2 million, or 8.1%, to $310.2 million at September 30, 2026, compared to $287.0 million three months earlier, and increased $27.6 million compared to $282.6 million at September 30, 2025. Purchases totaling $44.4 million were partially offset by an $11.9 million increase in net unrealized losses, maturities totaling $4.4 million and regular principal payments totaling $4.9 million during the third quarter of 2026. The estimated average life of the securities portfolio was approximately 6.9 years at September 30, 2026, 6.4 years at the preceding quarter end and 6.9 years at the end of the third quarter of 2025. The effective duration of the portfolio was approximately 4.2 years at September 30, 2026, compared to 4.6 years at the preceding quarter end and 4.8 years at the end of the third quarter of 2025.

Investment Securities ($ in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	Three Month % Change	One Year % Change
Available for Sale at Fair Value
Municipal bonds	$72,758	$79,990	$79,621	-9.0%	-8.6%
U.S. government agency issued asset-backed securities (ABS agency)	11,170	11,371	12,169	-1.8	-8.2
Corporate issued asset-backed securities (ABS corporate)	21,088	6,615	9,881	218.8	113.4
Corporate issued debt securities (Corporate debt)	60,191	50,991	43,339	18.0	38.9
U.S. Small Business Administration securities (SBA)	4,923	5,362	6,977	-8.2	-29.4
Mortgage-backed securities:
U.S. government agency issued mortgage-backed securities (MBS agency)	91,217	95,002	94,203	-4.0	-3.2
Non-agency issued mortgage-backed securities (MBS non-agency)	48,841	37,697	36,418	29.6	34.1
Total securities available for sale	$310,188	$287,028	$282,608	8.1	9.8

Net loans receivable, excluding loans held for sale, decreased $19.9 million, or 1.2%, to $1.58 billion at September 30, 2026, from $1.60 billion at June 30, 2026, and decreased $30.6 million, or 1.9%, from $1.61 billion one year prior. Construction loans that converted into fully amortizing loans during the quarter totaled $2.4 million. Regular payments of $34.0 million, loan payoffs of $42.4 million and charge-offs totaling $554,000 outpaced new loan funding totaling $58.1 million and draws on existing loans totaling $18.0 million. Participation in the Northpointe Bank Mortgage Purchase Program ("Northpoint Bank MPP") decreased $20.0 million while purchased consumer loans increased $322,000 during the current quarter.

Loans ($ in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	Three Month % Change	One Year % Change
Real Estate:
One-to-four family	$353,620	$357,077	$382,486	-1.0%	-7.5%
Multi-family	245,236	255,813	296,321	-4.1	-17.2
Commercial real estate	420,161	402,798	396,519	4.3	6.0
Construction and land	62,491	61,697	67,793	1.3	-7.8
Total real estate loans	1,081,508	1,077,385	1,143,119	0.4	-5.4
Consumer:
Home equity	94,171	90,014	86,629	4.6	8.7
Auto and other consumer	296,217	294,982	280,224	0.4	5.7
Total consumer loans	390,388	384,996	366,853	1.4	6.4
Commercial business	122,031	151,000	113,160	-19.2	7.8
Total loans receivable	1,593,927	1,613,381	1,623,132	-1.2	-1.8
Less:
Derivative basis adjustment	353	(10)	(896)	3,630.0	139.4
Allowance for credit losses on loans	16,388	16,309	16,203	0.5	1.1
Total loans receivable, net	$1,577,186	$1,597,082	$1,607,825	-1.2	-1.9

Total deposits increased $27.0 million to $1.63 billion at September 30, 2026, compared to $1.61 billion at June 30, 2026, and decreased $18.9 million compared to $1.65 billion one year prior. During the third quarter of 2026, total customer deposit balances increased $27.0 million and there was no change in brokered deposit balances. The customer deposit mix reflects increased average CD, money market and demand account balances while average balances of savings accounts decreased compared to the preceding quarter. The rates paid on customer interest-bearing deposits increased 7 basis points to 2.39% for the current quarter, compared to 2.32% for the second quarter of 2026. The deposit mix compared to September 30, 2025, reflects an increase in average balances of customer accounts to CD, savings and money market accounts, with an overall $29.6 million increase to average total customer balances. A $45.2 million decrease in the average balance of brokered CDs was the main driver for the year-over-year decrease in total deposits. Rates paid on total interest-bearing deposit accounts decreased 14 basis points compared to the same quarter one year ago.

Deposits ($ in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	Three Month % Change	One Year % Change
Noninterest-bearing demand deposits	$253,385	$244,699	$255,366	3.5%	-0.8%
Interest-bearing demand deposits	146,932	147,019	146,373	-0.1	0.4
Money market accounts	466,782	462,208	475,614	1.0	-1.9
Savings accounts	243,962	241,711	232,831	0.9	4.8
Certificates of deposit, customer	464,732	453,140	438,780	2.6	5.9
Certificates of deposit, brokered	58,615	58,615	104,363	0.0	-43.8
Total deposits	$1,634,408	$1,607,392	$1,653,327	1.7	-1.1

Total shareholders’ equity decreased to $148.8 million at September 30, 2026, compared to $158.3 million three months earlier, due to decreases in the after-tax fair market values of the available-for-sale investment securities portfolio of $9.3 million and a net loss of $743,000, partially offset by the after-tax fair value of the investment portfolio hedge of $332,000. No shares of common stock were repurchased under the Company's April 2024 Stock Repurchase Plan (the "Repurchase Plan") during the quarter ended September 30, 2026. There are 846,123 shares that remain available for repurchase under the Repurchase Plan.

Capital levels for both the Company and the Bank remain in excess of applicable requirements and the Bank was categorized as "well-capitalized" at September 30, 2026. Preliminary calculations of Common Equity Tier 1 and Total Risk-Based Capital Ratios at September 30, 2026, for the Bank were 12.3% and 13.3%, respectively.

2026 Awards/Recognition
Forbes Best-in-State Banks	Sound Publishing:
Bellingham Best of the Northwest - Best Bank Gold	Best Bank in Clallam County
Best Lender in the West End

About the Company

First Northwest Bancorp (Nasdaq: FNWB) is a financial holding company engaged in investment activities including the business of its subsidiary, First Fed Bank. First Fed is a Pacific Northwest-based financial institution which has served its customers and communities since 1923. Currently First Fed has 16 locations in Washington state including 11 full-service branches. First Fed’s business and operating strategy is focused on building sustainable earnings by delivering a full array of financial products and services for individuals, small businesses, non-profit organizations and commercial customers. First Northwest has also strategically invested in partnerships focused on developing modern financial solutions and a boutique investment banking/accelerator firm. These investments underscore the Company’s commitment to innovation and growth in the financial services sector. First Northwest Bancorp was incorporated in 2012 and completed its initial public offering in 2015 under the ticker symbol FNWB. The Company is headquartered in Port Angeles, Washington.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance and execution on certain strategies, perceived opportunities in the market, potential future credit experience, including our ability to collect, and include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements often identified by words such as "believes," "expects," "anticipates," "estimates," or similar expressions. These forward-looking statements are based upon current management beliefs and expectations and may, therefore, involve risks and uncertainties, many of which are beyond our control. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; pressures on liquidity, including as a result of withdrawals of deposits, declines in the value of our investment portfolio or changes in interest rates; risks related to overall economic conditions; geopolitical events; legislative, regulatory, and policy changes; legal proceedings, regulatory investigations and their resolutions; and other factors described in the Company’s latest Annual Report on Form 10-K under the section entitled "Risk Factors," and other filings with the Securities and Exchange Commission ("SEC"), which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Any of the forward-looking statements that we make in this press release and in the other public statements we make may turn out to be incorrect because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by or on our behalf and the Company's operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. These risks could cause our actual results for 2026 and beyond to differ materially from those expressed in or implied by any forward-looking statements by, or on behalf of, us and could negatively affect the Company’s operations and stock price performance.

For More Information Contact:

Curt Queyrouze, President and Chief Executive Officer

Phyllis Nomura, Chief Financial Officer and EVP

IRGroup@ourfirstfed.com

360-457-0461

FIRST NORTHWEST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data) (Unaudited)

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
ASSETS
Cash and due from banks	$17,986	$14,649	$16,548	$15,530	$15,688
Interest-earning deposits in banks	85,639	83,709	87,588	69,587	63,482
Investment securities available for sale, at fair value (amortized cost at each period end of $348,325, $313,215, $299,707, $295,849 and $310,545)	310,188	287,028	272,985	270,310	282,608
Loans held for sale	300	1,286	1,140	1,063	2,154
Loans receivable (net of allowance for credit losses on loans at each period end of $16,388, $16,309, $16,823, $16,987, and $16,203)	1,577,186	1,597,082	1,612,979	1,612,028	1,607,825
Federal Home Loan Bank (FHLB) stock, at cost	13,211	13,279	13,927	13,105	10,856
Accrued interest receivable	8,197	7,181	7,051	6,498	8,160
Premises and equipment, net	9,270	9,160	8,591	8,464	8,788
Servicing rights on sold loans, at fair value	2,776	3,012	2,999	3,014	3,093
Bank-owned life insurance ("BOLI"), net	43,762	43,305	42,850	42,382	41,889
Equity and partnership investments	15,331	15,441	15,452	15,489	15,048
Goodwill and other intangible assets, net	1,062	1,062	1,062	1,062	1,080
Deferred tax asset, net	16,937	13,664	13,898	13,638	14,168
Right-of-use ("ROU") asset, net	14,975	15,057	15,316	15,596	15,494
Prepaid expenses and other assets	25,742	19,920	21,057	20,129	21,040
Total assets	$2,142,562	$2,124,835	$2,133,443	$2,107,895	$2,111,373

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$1,634,408	$1,607,392	$1,601,582	$1,599,101	$1,653,327
Borrowings	311,694	313,177	328,160	308,143	259,625
Accrued interest payable	145	151	280	1,223	1,145
Lease liability, net	15,968	16,039	16,250	16,439	16,071
Accrued expenses and other liabilities	28,795	28,260	27,514	24,301	24,321
Advances from borrowers for taxes and insurance	2,716	1,503	2,691	1,424	2,356
Total liabilities	1,993,726	1,966,522	1,976,477	1,950,631	1,956,845

Shareholders' Equity
Preferred stock, $0.01 par value, authorized 5,000,000 shares, no shares issued or outstanding	—	—	—	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized; issued and outstanding at each period end: 9,508,205; 9,504,441; 9,499,300; 9,467,925; and 9,462,150	95	95	95	95	94
Additional paid-in capital	94,075	93,986	93,854	93,803	93,646
Retained earnings	91,272	92,015	91,707	91,699	91,317
Accumulated other comprehensive loss, net of tax	(31,165)	(22,177)	(22,920)	(22,398)	(24,429)
Unearned employee stock ownership plan (ESOP) shares	(5,441)	(5,606)	(5,770)	(5,935)	(6,100)
Total shareholders' equity	148,836	158,313	156,966	157,264	154,528
Total liabilities and shareholders' equity	$2,142,562	$2,124,835	$2,133,443	$2,107,895	$2,111,373

FIRST NORTHWEST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data) (Unaudited)

	For the Quarter Ended					For the Nine Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	September 30, 2026	September 30, 2025
INTEREST INCOME
Interest and fees on loans receivable	$21,815	$21,997	$22,000	$22,431	$22,814	$65,812	$67,859
Interest on investment securities	3,067	2,723	2,585	2,971	3,244	8,375	10,513
Interest on deposits in banks	464	453	467	473	570	1,384	1,572
FHLB dividends	243	282	282	262	282	807	920
Total interest income	25,589	25,455	25,334	26,137	26,910	76,378	80,864
INTEREST EXPENSE
Deposits	8,493	8,033	7,930	8,648	9,083	24,456	28,372
Borrowings	2,778	3,249	2,964	2,799	3,258	8,991	9,883
Total interest expense	11,271	11,282	10,894	11,447	12,341	33,447	38,255
Net interest income	14,318	14,173	14,440	14,690	14,569	42,931	42,609
PROVISION FOR CREDIT LOSSES
Provision for (recapture of) credit losses on loans	532	(337)	(13)	466	(620)	182	6,854
Provision for (recapture of) credit losses on unfunded commitments	207	(203)	91	97	(53)	95	(102)
Provision for (recapture of) credit losses	739	(540)	78	563	(673)	277	6,752
Net interest income after provision for (recapture of) credit losses	13,579	14,713	14,362	14,127	15,242	42,654	35,857
NONINTEREST INCOME
Loan and deposit service fees	1,150	1,107	1,122	1,044	1,114	3,379	3,315
Sold loan servicing fees and servicing rights mark-to-market	(47)	162	127	57	85	242	372
Net gain (loss) on sale of loans	40	73	76	96	(39)	189	16
Increase in BOLI cash surrender value	457	455	468	493	539	1,380	1,396
Income from BOLI death benefit, net	—	—	—	—	—	—	1,059
Other income	574	208	215	2,000	303	997	1,791
Total noninterest income	2,174	2,005	2,008	3,690	2,002	6,187	7,949
NONINTEREST EXPENSE
Compensation and benefits	8,185	8,054	8,232	8,042	8,353	24,471	20,766
Data processing	1,943	1,702	2,228	1,990	1,941	5,873	5,878
Occupancy and equipment	1,512	1,538	1,565	1,539	1,505	4,615	4,604
Supplies, postage, and telephone	305	384	298	332	344	987	988
Regulatory assessments and state taxes	548	581	534	688	558	1,663	1,538
Advertising	278	245	304	290	282	827	846
Professional fees	1,915	2,305	2,026	1,957	2,668	6,246	4,894
FDIC insurance premium	381	387	363	424	411	1,131	1,308
Legal settlement	1,300	—	—	—	(10)	1,300	5,740
Other expense	948	1,197	1,134	1,640	1,338	3,279	3,593
Total noninterest expense	17,315	16,393	16,684	16,902	17,390	50,392	50,155
(Loss) income before (benefit from) provision for income taxes	(1,562)	325	(314)	915	(146)	(1,551)	(6,349)
(Benefit from) provision for income taxes	(819)	17	(320)	533	(948)	(1,122)	(1,776)
Net (loss) income	$(743)	$308	$6	$382	$802	$(429)	$(4,573)

Basic and diluted (loss) earnings per common share	$(0.08)	$0.03	$-	$0.04	$0.09	$(0.05)	$(0.52)
Diluted weighted average common shares outstanding	8,903,832	8,930,663	8,894,998	8,860,060	8,813,632	8,877,432	8,779,708

FIRST NORTHWEST BANCORP AND SUBSIDIARY

ADDITIONAL INFORMATION

(Dollars in thousands) (Unaudited)

Selected Loan Detail	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Construction and land loans breakout
1-4 Family construction	$13,994	$5,682	$18,802	$21,954	$29,961
Multifamily construction	18,584	14,826	12,144	10,109	15,660
Nonresidential construction	24,952	35,749	25,758	23,005	16,484
Land and development	4,961	5,440	5,643	6,200	5,688
Total construction and land loans	$62,491	$61,697	$62,347	$61,268	$67,793

Auto and other consumer loans breakout
Triad Manufactured Home loans	$133,054	$131,367	$131,406	$132,287	$133,425
Woodside auto loans	153,421	152,748	147,444	137,678	131,800
First Help auto loans	5,632	6,430	7,570	8,491	9,561
Other auto loans	257	346	468	586	767
Other consumer loans	3,853	4,091	4,072	4,460	4,671
Total auto and other consumer loans	$296,217	$294,982	$290,960	$283,502	$280,224

Commercial business loans breakout
Northpointe Bank MPP	$24,644	$44,602	$41,951	$18,941	$-
Secured lines of credit	24,747	34,485	40,991	39,783	43,081
Unsecured lines of credit	2,597	2,953	3,351	2,901	2,580
SBA loans	6,724	6,818	5,505	5,645	6,347
Other commercial business loans	63,319	62,142	60,793	63,041	61,152
Total commercial business loans	$122,031	$151,000	$152,591	$130,311	$113,160

Loans by Collateral and Unfunded Commitments	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
One-to-four family construction	$19,639	$20,583	$18,571	$23,815	$31,627
All other construction and land	42,852	41,873	44,000	37,334	36,161
One-to-four family first mortgage	401,389	425,021	440,576	431,222	415,670
One-to-four family junior liens	19,018	19,986	21,169	21,003	20,568
One-to-four family revolving open-end	68,531	62,411	57,027	56,365	58,486
Commercial real estate, owner occupied:
Health care	31,244	31,522	28,177	28,488	28,794
Office	21,182	22,895	18,953	19,216	18,499
Warehouse	9,202	9,270	7,549	7,608	7,684
Other	74,961	71,064	72,556	71,313	73,562
Commercial real estate, non-owner occupied:
Office	40,034	36,297	36,657	40,311	40,917
Retail	51,685	52,465	53,519	50,494	50,839
Hospitality	63,005	62,352	62,729	63,113	63,953
Other	121,306	113,320	115,367	112,307	106,991
Multi-family residential	246,270	256,853	272,025	289,581	297,379
Commercial business loans	55,173	61,958	61,247	66,264	68,062
Commercial agriculture and fishing loans	31,886	30,197	27,982	25,842	23,346
State and political subdivision obligations	333	333	333	333	369
Consumer automobile loans	159,316	159,519	155,443	146,708	142,064
Consumer loans secured by other assets	135,280	133,899	133,825	134,826	136,073
Consumer loans unsecured	1,621	1,563	1,691	1,969	2,088
Total loans	$1,593,927	$1,613,381	$1,629,396	$1,628,112	$1,623,132

Unfunded commitments under lines of credit or existing loans	$169,974	$164,614	$166,899	$167,489	$158,118

FIRST NORTHWEST BANCORP AND SUBSIDIARY

NET INTEREST MARGIN ANALYSIS

(Unaudited)

	Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
	Average	Interest		Average	Interest		Average	Interest
	Balance	Earned/	Yield/	Balance	Earned/	Yield/	Balance	Earned/	Yield/
(dollars in thousands)	Outstanding	Paid	Rate	Outstanding	Paid	Rate	Outstanding	Paid	Rate
Interest-earning assets:
Loans receivable, net (1) (2)	$1,561,983	$21,815	5.54%	$1,588,321	$21,997	5.55%	$1,632,684	$22,814	5.54%
Total investment securities	294,960	3,067	4.13	276,147	2,723	3.96	293,723	3,244	4.38
FHLB dividends	9,943	243	9.70	12,020	282	9.41	12,810	282	8.73
Interest-earning deposits in banks	49,136	464	3.75	48,783	453	3.72	50,150	570	4.51
Total interest-earning assets (3)	1,916,022	25,589	5.30	1,925,271	25,455	5.30	1,989,367	26,910	5.37
Noninterest-earning assets	143,191			143,007			146,042
Total average assets	$2,059,213			$2,068,278			$2,135,409
Interest-bearing liabilities:
Interest-bearing demand deposits	$142,597	$99	0.28	$141,339	$83	0.24	$141,469	$52	0.15
Money market accounts	466,389	2,642	2.25	455,356	2,451	2.16	464,265	2,832	2.42
Savings accounts	241,159	974	1.60	243,735	921	1.52	231,431	914	1.57
Certificates of deposit, customer	461,588	4,189	3.60	449,938	4,024	3.59	443,312	4,175	3.74
Certificates of deposit, brokered	58,745	589	3.98	51,788	554	4.29	103,959	1,110	4.24
Total interest-bearing deposits (4)	1,370,478	8,493	2.46	1,342,156	8,033	2.40	1,384,436	9,083	2.60
Advances	204,364	2,159	4.19	252,230	2,633	4.19	265,554	2,913	4.35
Subordinated debt	34,685	619	7.08	34,668	616	7.13	34,617	345	3.95
Total interest-bearing liabilities	1,609,527	11,271	2.78	1,629,054	11,282	2.78	1,684,607	12,341	2.91
Noninterest-bearing deposits (4)	249,784			237,762			251,448
Other noninterest-bearing liabilities	42,502			43,529			47,978
Total average liabilities	1,901,813			1,910,345			1,984,033
Average equity	157,400			157,933			151,376
Total average liabilities and equity	$2,059,213			$2,068,278			$2,135,409

Net interest income		$14,318			$14,173			$14,569
Net interest rate spread			2.52			2.52			2.46
Net earning assets	$306,495			$296,217			$304,760
Net interest margin (5)			2.96			2.95			2.91
Average interest-earning assets to average interest-bearing liabilities	119.0%			118.2%			118.1%

(1) The average loans receivable, net balances include nonaccrual loans.

(2) Interest earned on loans receivable includes net deferred costs of $841,000, $775,000 and $410,000 for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively.

(3) Includes interest-earning deposits (cash) at other financial institutions.

(4) Cost of all deposits, including noninterest-bearing demand deposits, was 2.08%, 2.04%, and 2.20% for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively.

(5) Net interest income divided by average interest-earning assets.

FIRST NORTHWEST BANCORP AND SUBSIDIARY

ADDITIONAL INFORMATION

(Unaudited)

Non-GAAP Financial Measures

This press release contains financial measures that are not in conformity with generally accepted accounting principles in the United States of America ("GAAP"). Non-GAAP financial measures are presented where management believes the information will help investors understand the Company’s results of operations or financial position and assess trends. Where non-GAAP financial measures are used, the comparable GAAP financial measure is also provided. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that may be presented by other companies. Other banking companies may use names similar to those the Company uses for the non-GAAP financial measures the Company discloses, but may calculate them differently. Investors should understand how the Company and other companies each calculate their non-GAAP financial measures when making comparisons. Reconciliations of the GAAP and non-GAAP measures are presented below.

Calculations Based on Tangible Common Equity:

	For the Quarter Ended					For the Nine Months Ended
($ in thousands, except per share data)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	September 30, 2026	September 30, 2025

Total shareholders' equity	$148,836	$158,313	$156,966	$157,264	$154,528	$148,836	$154,528
Less: Goodwill and other intangible assets	1,062	1,062	1,062	1,062	1,080	1,062	1,080
Disallowed non-mortgage loan servicing rights	226	247	312	302	317	226	317
Total tangible common equity	$147,548	$157,004	$155,592	$155,900	$153,131	$147,548	$153,131

Total assets	$2,142,562	$2,124,835	$2,133,443	$2,107,895	$2,111,373	$2,142,562	$2,111,373
Less: Goodwill and other intangible assets	1,062	1,062	1,062	1,062	1,080	1,062	1,080
Disallowed non-mortgage loan servicing rights	226	247	312	302	317	226	317
Total tangible assets	$2,141,274	$2,123,526	$2,132,069	$2,106,531	$2,109,976	$2,141,274	$2,109,976

Average shareholders' equity	$157,400	$157,933	$159,532	$157,588	$151,376	$158,281	$151,538
Less: Average goodwill and other intangible assets	1,062	1,062	1,062	1,080	1,081	1,062	1,081
Average disallowed non-mortgage loan servicing rights	247	311	302	317	371	286	403
Total average tangible common equity	$156,091	$156,560	$158,168	$156,191	$149,924	$156,933	$150,054

Net (loss) income	$(743)	$308	$6	$382	$802	$(429)	$(4,573)
Common shares outstanding	9,508,205	9,504,441	9,499,300	9,467,925	9,462,150	9,508,205	9,462,150
GAAP Ratios:
Equity to total assets	6.95%	7.45%	7.36%	7.46%	7.32%	6.95%	7.32%
Return on average equity	-1.87%	0.78%	0.02%	0.96%	2.10%	-0.36%	-4.03%
Book value per common share	$15.65	$16.66	$16.52	$16.61	$16.33	$15.65	$16.33
Non-GAAP Ratios:
Tangible common equity to tangible assets (1)	6.89%	7.39%	7.30%	7.40%	7.26%	6.89%	7.26%
Return on average tangible common equity (1)	-1.89%	0.79%	0.02%	0.97%	2.12%	-0.37%	-4.07%
Tangible book value per common share (1)	$15.52	$16.52	$16.38	$16.47	$16.18	$15.52	$16.18
(1)

We believe that the use of tangible equity and tangible assets improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.